Exhibit 99.1

Sirona Reports Fiscal 2010 Fourth Quarter and Full Year Results

•

Fourth quarter revenues were $182.9 million, down 2.8% compared to prior year, and up 4.9% constant currency. Fiscal Year 2010 revenues increased 8.0%, up 7.9% constant currency, at the upper end of guidance of 6% to 8%.

•	Fiscal Year 2010 operating income excluding amortization expense totaled $188.9 million, up 20.7% compared to prior year and at the upper end of guidance of $186 to $190 million.

•	Cash flow from Operations was $175.7 million, up 46.5% compared to Fiscal Year 2009.

•	Sirona announces Fiscal Year 2011 guidance: constant currency revenue growth of 7% to 9% and operating income plus amortization in the range of $200 to $208 million.

Long Island City, New York, November 18, 2010 – Sirona (Nasdaq: SIRO), the dental technology leader, today announced its financial results for the quarter and fiscal year ended September 30, 2010.

Fourth Quarter Fiscal 2010 vs. Fourth Quarter Fiscal 2009 Financial Results

Revenue was $182.9 million, a decrease of $5.3 million or down 2.8% (up 4.9% on a constant currency basis), with growth rates for the Company’s business segments as follows: Treatment Centers increased 11.0% (up 24.1% on a constant currency basis); Imaging Systems increased 0.9% (up 7.2% constant currency); Instruments declined 4.2% (up 7.1% constant currency); and CAD CAM declined 13.8% (down 8.5% constant currency). Revenue in the United States declined 15.1%, due to the timing of CAD/CAM shipments, which had helped drive U.S. revenue growth of 33.7% in the third quarter of 2010. Outside the United States, revenue increased 2.8% (up 15.1% constant currency), with very strong growth in Asia Pacific and the Middle East, and solid growth in Europe.

Gross profit was $93.1 million, up $1.1 million. Gross profit margin was 50.9% in the fourth quarter of Fiscal 2010, compared to 48.9% in the prior year. The gross profit margin expansion was mainly the result of lower levels of amortization expense.

Fourth quarter 2010 operating income excluding amortization expense was $37.9 million (operating income of $23.2 million plus amortization expense of $14.7 million), compared to $43.3 million (operating income of $24.7 million plus amortization expense of $18.6 million) in the prior year.

Net income for the fourth quarter of 2010 was $24.7 million, or $0.44 per diluted share, compared to $26.7 million, or $0.48 per diluted share in the prior year period. Fourth quarter 2010 earnings per share included $0.20 of amortization and depreciation expense attributable to the write-up in value of assets due to purchase accounting, a gain of $0.11 related to the revaluation of the Patterson exclusivity fee, and a gain of $0.09 resulting from the revaluation of short-term intra-group loans. For the fourth quarter of 2009, earnings per share included $0.39 of amortization and depreciation expense attributable to the write-up in value of assets due to purchase accounting, a gain of $0.04 related to the revaluation of the Patterson exclusivity fee, a gain of $0.03 resulting from the revaluation of short-term intra-group loans, a $0.065 restructuring charge and a $0.03 one-time, non-cash gain.

At September 30, 2010, the Company had cash and cash equivalents of $251.8 million and total debt of $370.7 million, resulting in net debt of $119.0 million. This compares to net debt of $293.8 million at September 30, 2009. The $174.8 million decrease in net debt was primarily driven by strong cash flow from operations.

Jost Fischer, Chairman and CEO of Sirona commented: “Sirona posted another solid quarter to close out a very successful 2010 fiscal year. We delivered revenue and operating income results at the upper end of our guidance. Sirona generated industry leading revenue growth, margin expansion and record cash flow results, all of which were driven by our commitment to innovation and dedication to advancing dentistry. Our position as the undisputed leader in dental technology allows us to compete effectively by offering practitioners best in class solutions to improve their workflow and enhance their profitability. As we enter fiscal 2011, we remain fully committed to our longstanding tradition of investing in research and development. These investments will ensure that Sirona is ideally positioned to compete and win in 2011 and beyond.”

Mr. Fischer continued, “Despite continued global economic uncertainty, we are pleased with the strong demand we are seeing for our technologically advanced product range. As a result of this strong demand, we currently expect robust constant currency revenue growth in the first quarter.”

Fiscal 2011 Guidance

The Company expects to achieve Fiscal 2011 constant currency revenue growth in the range of 7% to 9%. Operating income excluding amortization expense is now expected to be in the range of $200 to $208 million.

Fiscal 2010 vs. Fiscal 2009 Financial Results

Revenue was $770.3 million, an increase of $57.0 million, or 8.0% (up 7.9% constant currency) with growth rates for the Company’s business segments as follows: Imaging Systems increased 11.4% (up 11.3% constant currency); Instruments increased 7.3% (up 7.1% constant currency); Treatment Centers increased 6.3% (up 6.1% constant currency); and CAD/CAM increased 6.1% (up 6.0% constant currency). Revenue in the United States increased 8.3% compared to prior year, driven by the Imaging segment and with particularly strong performance of our Galileos 3D Imaging System. Outside the United States, revenue increased 7.9% (up 7.7% constant currency) benefiting from strong growth in Asia Pacific and the Middle East.

Gross profit increased by $52.9 million to $399.0 million, up 15.3%. Gross profit margin of 51.8% was up 330 basis points compared to the prior year, mainly driven by lower levels of deal related amortization, a favourable product mix shift, and cost containment initiatives.

2010 operating income excluding amortization expense was $188.9 million (operating income of $128.1 million plus amortization expense of $60.8 million). This compares to 2009 operating income excluding amortization expense of $156.6 million (operating income of $85.1 million plus amortization expense of $71.5 million). Operating income in fiscal 2009 included restructuring expenses in the amount of $8.2 million.

Conference Call/Webcast Information

Sirona will hold a conference call to discuss its financial results at 8:30 AM Eastern Time on November 18, 2010. The teleconference can be accessed by calling +1 866 730 5771 (domestic) or +1 857 350 1595 (international) using passcode # 67107595. The webcast will be available via the Internet at http://ir.sirona.com and a presentation relating to the call will be available on our website. A replay of the conference call will be available through November 19, 2010 by calling +1 888 286 8010 (domestic) or +1 617 801 6888 (international) using passcode # 26581962. A web archive will be available for 30 days at www.sirona.com.

About Sirona Dental Systems, Inc.

Sirona, the dental technology leader, has served dealers and dentists worldwide for more than 130 years. Sirona develops, manufactures, and markets a complete line of dental products, including CAD CAM restoration systems (CEREC), digital intra-oral, panoramic and 3D imaging systems, dental treatment centers and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

Contact information:

John Sweeney, CFA

Vice President, Investor Relations

Sirona Dental Systems, Inc.

+1 718 482 2184

john.sweeney@sirona.com

This press release contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as “may,” “could,” “estimate,” “will,” “believe,” “anticipate,” “think,” “intend,” “expect,” “project,” “plan,” “target,” “forecast”, and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company’s products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission, which can be accessed through the SEC’s website, www.sec.gov. This presentation contains non GAAP financial measures, which should not be viewed in isolation and do not purport to be an alternative to net income (loss) as an indicator of operating performance or an alternative to cash flows from operating activities as a measure of liquidity. The Company assumes no obligation to and expressly disclaims any obligation to update or revise any forward-looking statements contained in this document to reflect new information or future events or developments after the date any such statement is made.

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENT

	Three Months September 30, 2010	Three Months September 30, 2009	Year ended September 30, 2010	Year ended September 30, 2009
	$’000 (except per share amounts)
Revenue	$182,899	$188,171	$770,276	$713,294
Cost of sales	89,767	96,143	371,266	367,152

Gross profit	93,132	92,028	399,010	346,142
Selling, general and administrative expense	60,732	58,444	235,932	225,351
Research and development	11,562	9,633	46,365	40,631
Provision for doubtful accounts and notes receivable	88	(104)	271	763
Net other operating (income) and restructuring costs	(2,499)	(617)	(11,661)	(5,689)

Operating income	23,249	24,672	128,103	85,086
Foreign currency transactions loss/(gain), net	(3,259)	(6,806)	7,160	(1,248)
(Gain)/loss on derivative instruments	(5,965)	(1,437)	(6,102)	151
Interest expense, net	843	5,509	11,043	22,497
Other expense	1	405	776	405

Income before taxes	31,629	27,001	115,226	63,281
Income tax provision	7,061	252	23,780	9,297

Net income	24,568	26,749	91,446	53,984
Less: Net income/(loss) attributable to noncontrolling interests	(130)	16	1,457	629

Net income attributable to Sirona Dental Systems, Inc.	$24,698	$26,733	$89,989	$53,355

Income per share (attributable to Sirona Dental Systems, Inc. shareholders):
- Basic	$0.45	$0.49	$1.63	$0.97
- Diluted	$0.44	$0.48	$1.59	$0.96
Weighted average shares - basic	55,266,377	54,931,032	55,146,180	54,879,417
Weighted average shares - diluted	56,677,680	56,104,887	56,616,086	55,397,614

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2010	September 30, 2009
	$’000s (except per share amounts)
ASSETS
Current assets
Cash and cash equivalents	$251,767	$181,098
Restricted cash	703	902
Accounts receivable, net of allowance for doubtful accounts of $1,681 and $2,088, respectively	82,952	98,277
Inventories, net	74,027	74,525
Deferred tax assets	20,570	16,483
Prepaid expenses and other current assets	24,139	20,239
Income tax receivable	3,533	3,956

Total current assets	457,691	395,480
Property, plant and equipment, net of accumulated depreciation and amortization of $90,713 and $70,061, respectively	102,686	102,775
Goodwill	656,465	696,355
Investments	2,317	1,739
Intangible assets, net of accumulated amortization of $371,303 and $327,183, respectively	362,722	447,946
Other non-current assets	2,229	2,837
Deferred tax assets	8,827	943

Total assets	$1,592,937	$1,648,075

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Trade accounts payable	$42,737	$38,463
Short-term debt and current portion of long-term debt	2,935	4,688
Income taxes payable	7,748	5,191
Deferred tax liabilities	1,456	466
Accrued liabilities and deferred income	105,209	95,602

Total current liabilities	160,085	144,410
Long-term debt	367,801	470,224
Deferred tax liabilities	138,190	159,659
Other non-current liabilities	6,556	8,699
Pension related provisions	52,672	50,328
Deferred income	60,000	70,000

Total liabilities	785,304	903,320

Shareholders’ equity
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued and outstanding)	—	—
Common stock ($0.01 par value; 95,000,000 shares authorized; (55,333,304 shares issued and 55,305,581 shares outstanding at Sept. 30, 2010, and 54,972,754 shares issued and 54,945,031 shares outstanding at Sept. 30, 2009)	553	550
Additional paid-in capital	652,698	637,264
Treasury stock (27,723 shares at cost)	(284)	(284)
Excess of purchase price over predecessor basis	(49,103)	(49,103)
Retained earnings	181,846	91,857
Accumulated other comprehensive income	19,701	63,154

Total Sirona Dental Systems, Inc. shareholders’ equity	805,411	743,438

Noncontrolling interests	2,222	1,317

Total shareholders’ equity	807,633	744,755

Total liabilities and shareholders’ equity	$1,592,937	$1,648,075

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended	Year ended
	September 30, 2010	September 30, 2009
	$’000s
Cash flows from operating activities
Net income	$91,446	$53,973
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	82,723	91,956
Loss on disposal of property, plant and equipment	1	193
(Gain)/loss on derivative instruments	(6,102)	151
(Gain)/loss on foreign currency transactions	7,160	(1,248)
Deferred income taxes	(21,463)	(21,862)
Amortization of debt issuance cost	1,016	1,188
Compensation expense from stock options	13,616	15,726
Changes in assets and liabilities
Accounts receivable	8,800	(18,776)
Inventories	(2,541)	4,247
Prepaid expenses and other current assets	5,532	2,211
Restricted cash	134	51
Other non-current assets	(9,097)	(79)
Trade accounts payable	6,076	(7,896)
Accrued interest on long-term debt	(158)	(4,441)
Accrued liabilities and deferred income	2,816	(2,576)
Other non-current liabilities	(7,840)	(1,247)
Income taxes receivable	265	8,192
Income taxes payable	3,284	485

Net cash provided by operating activities	175,669	119,899
Cash flows from investing activities
Investment in property, plant and equipment	(23,963)	(20,974)
Proceeds from sale of property, plant and equipment	255	350
Purchase of intangible assets	(851)	(168)
Purchase of long-term investments	(575)	(155)
Sale of businesses, net of cash sold	1,928	4,985

Net cash used in investing activities	(23,206)	(15,962)
Cash flows from financing activities
Repayments of short-term and long-term debt	(78,072)	(78,928)
Purchase of treasury stock	—	(284)
Purchase of shares from noncontrolling interest	(1,519)	—
Common shares issued under share based compensation plans	4,097	531
Tax effect of common shares exercised under share based compensation plans	1,562	263

Net cash used in financing activities	(73,932)	(78,418)
Change in cash and cash equivalents	78,531	25,519
Effect of exchange rate change on cash and cash equivalents	(7,862)	5,916
Cash and cash equivalents at beginning of period	181,098	149,663

Cash and cash equivalents at end of period	$251,767	$181,098

Other Financial Data (unaudited)

	Three Months Ended Sept. 30, 2010	Three Months Ended Sept. 30, 2009	Year ended September 30, 2010	Year ended September 30, 2009
	$’000s

Net income attributable to Sirona Dental Systems, Inc.	$24,698	$26,733	$89,989	$53,355
Net interest expense	843	5,509	11,043	22,497
Provision for income taxes	7,061	252	23,780	9,297
Depreciation	5,789	5,535	21,880	20,110
Amortization	14,663	18,581	60,844	71,486

EBITDA	$53,054	$56,610	$207,536	$176,745

Supplemental Information (unaudited)

	Three Months Ended Sept. 30, 2010	Three Months Ended Sept. 30, 2009	Year ended September 30, 2010	Year ended September 30, 2009
	$’000s

Share-based compensation	$1,788	$4,173	$13,616	$15,726
Unrealized, non-cash (gain)/loss on revaluation of the carrying value of the $-denominated exclusivity fee	(7,478)	(2,994)	5,713	(1,482)
Unrealized, non-cash (gain)/loss on revaluation of the carrying value of short-term intra-group loans	(6,398)	(2,210)	5,108	(1,380)

	$(12,088)	$(1,031)	$24,437	$12,864

Notes to Tables Above

EBITDA is a non-GAAP financial measure that is reconciled to net income, its most directly comparable GAAP measure, in the accompanying financial tables. EBITDA is defined as net earnings before interest, taxes, depreciation and amortization. Sirona’s management utilizes EBITDA as an operating performance measure in conjunction with GAAP measures, such as net income and gross margin calculated in conformity with GAAP. EBITDA should not be considered in isolation or as a substitute for net income prepared in conformity with GAAP. There are material limitations associated with making adjustments to Sirona’s earnings to calculate EBITDA and using this non-GAAP financial measure as compared to the most directly comparable GAAP financial measure. For instance, EBITDA does not include:

•	interest expense, and because Sirona has borrowed money in order to finance its operations, interest expense is a necessary element of its costs and ability to generate revenue;

•	depreciation and amortization expense, and because Sirona uses capital assets, depreciation and amortization expense is a necessary element of its costs and ability to generate revenue; and

•	tax expense, and because the payment of taxes is part of Sirona’s operations, tax expense is a necessary element of costs and impacts Sirona’s ability to operate.

In addition, other companies may define EBITDA differently. EBITDA, as well as the other information in this filing, should be read in conjunction with Sirona’s financial statements and footnotes contained in the documents that Sirona files with the U.S. Securities and Exchange Commission.

In addition to EBITDA, the accompanying financial tables also set forth certain supplementary information that Sirona believes is useful for investors in evaluating Sirona’s underlying operations. This supplemental information includes share-based compensation expense and revaluation of the carrying value of the dollar-denominated exclusivity payment and on the carrying value of short-term intra-group loans. Sirona’s management believes that these items, which are noncash in nature, should be considered by investors in assessing Sirona’s financial condition, operating performance and underlying strength.

Sirona’s management uses EBITDA together with this supplemental information as an integral part of its reporting and planning processes and as one of the primary measures to, among other things:

(i) monitor and evaluate the performance of Sirona’s business operations;

(ii) facilitate management’s internal comparisons of the historical operating performance of Sirona’s business operations;

(iii) facilitate management’s external comparisons of the results of Sirona’s overall business to the historical operating performance of other companies that may have different capital structures and debt levels;

(iv) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and

(v) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Sirona’s management believes that EBITDA and the supplemental information provided is useful to investors as it provides them with disclosure of Sirona’s operating results on the same basis as that used by Sirona’s management.

Constant Currency: We have included certain revenue information in this press release on a constant currency basis. This information is a non-GAAP financial measure. We supplementally present revenue on a constant currency basis because we believe it facilitates a comparison of our operating results from period to period without regard to changes resulting solely from fluctuations in currency rates.

Sirona calculates constant currency revenue growth by comparing current period revenues to prior period revenues with both periods converted at the U.S. Dollar/Euro average foreign exchange rate for each month of the current period.

The average exchange rate for the fiscal year ended September 30, 2010, was $1.35730 and varied from $1.48990 to $1.22161. For the fiscal year ended September 30, 2009, the weighted average exchange rate used in converting Euro denominated revenues into U.S. Dollars in the Company’s financial statements prepared in accordance with U.S. GAAP was $1.35475 based on the average of the exchange rates for the individual quarters included within the year.